Exhibit 99.1

FOR MORE INFORMATION
Media Contact:
Chris Hardman
303-784-1351
chris.hardman@dexone.com
Investor Contact:
Jamie Andelman
800-497-6329
invest@dexone.com

DEX ONE SECURES LENDER APPROVAL FOR CREDIT AGREEMENT AMENDMENTS

CARY, N.C., March 9, 2012 – Dex One Corporation (NYSE: DEXO) a leading marketing services company, announced today it has received approval from lenders to amend its three operating subsidiaries’ credit agreements to allow for the repurchase of bank loans at a discount.

“We are pleased an overwhelming majority of our lenders supported the amendments. We expect this action, in conjunction with other 2012 payments, to reduce our outstanding obligations by approximately $400 million,” said Alfred Mockett, Dex One chief executive officer.

“We will continue to seek additional opportunities to strengthen our balance sheet and pay down debt.”

About Dex One Corporation

Dex One Corporation (NYSE: DEXO) is a leading marketing solutions provider helping local businesses and their customers connect wherever and whenever they choose to search.

Building on its heritage of delivering print-based solutions, the company provides integrated products and services to help its clients establish their digital presence and generate leads. Dex One’s locally based marketing experts offer a broad network of local marketing solutions including online, mobile and print search solutions, such as DexKnows.com. For more information, visit www.DexOne.com.

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Certain statements contained in this press release regarding Dex One Corporation’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. All forward-looking statements reflect only Dex One’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex One. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex One’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.